UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 9, 2008

PLY GEM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114041 (Commission File No.)	20-0645710 (IRS Employer Identification No.)

5020 Weston Parkway, Suite 400 Cary, North Carolina 27513 (Address of principal executive offices)

(919) 677-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

Issuance of 11.75% Senior Secured Notes due 2013

General

On June 9, 2008, Ply Gem Industries, Inc. (“Ply Gem Industries”), a wholly-owned subsidiary of Ply Gem Holdings, Inc. (the “Company”), completed its previously announced offering of $700.0 million aggregate principal amount of 11.75% Senior Secured Notes due 2013 (the “Notes”).

In connection with the issuance of the Notes, Ply Gem Industries, the Company and each of the direct and indirect domestic subsidiaries of Ply Gem Industries (collectively with the Company, the “Guarantors”) also entered into (i) an Indenture, dated as of June 9, 2008 (the “Indenture”), among Ply Gem Industries, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and noteholder collateral agent (the “Noteholder Collateral Agent”) and (ii) a Registration Rights Agreement, dated as of June 9, 2008 (the “Registration Rights Agreement”), among Ply Gem Industries, the Guarantors and the initial purchasers under the Purchase Agreement.

U.S. Bank National Association also serves as trustee in respect of Ply Gem Industries’ Senior Subordinated Notes due 2012.

Maturity Date and Interest Rate

The Notes will mature on June 15, 2013.  Interest on the Notes will accrue at 11.75% per annum and will be payable on June 15 and December 15 of each year, commencing on December 15, 2008.

Guarantees

The Notes are unconditionally guaranteed (the “Guarantees”) on a senior secured basis by the Guarantors.  Ply Gem Industries’ Canadian subsidiary, CWD Windows and Doors, Inc. (“CWD”), is not, and future foreign subsidiaries will not be, a guarantor of the Notes or the ABL Facility.

Security

The Notes and the Guarantees are secured by a first-priority lien (subject to certain exceptions and permitted liens) on substantially all the tangible and intangible assets of Ply Gem Industries and the Guarantors (other than certain assets that secure Ply Gem Industries’ and the Guarantors’ obligations under the ABL Facility (as defined below) on a first-priority basis, which consist of accounts receivable, inventory, cash, deposit accounts, securities accounts, chattel paper and proceeds of the foregoing and certain assets such as contract rights, instruments and documents related thereto), including the capital stock of Ply Gem Industries and of any subsidiary held by Ply Gem Industries and any Guarantor (which, in the case of any first-tier foreign subsidiary, is limited to 66% of the voting stock and 100% of the non-voting stock of such first-tier foreign subsidiary).

The collateral securing the Notes on a first-priority lien basis does not include (i) the collateral securing the ABL Facility on a first-priority lien basis, (ii) certain excluded assets and (iii) those assets as to which the Noteholder Collateral Agent reasonably determines that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby.

The Notes and the Guarantees are secured by a second-priority lien (subject to certain exceptions and permitted liens) on all accounts receivable, inventory, cash and proceeds of the foregoing and certain assets such as contract rights, instruments and documents related thereto, in each case held by Ply Gem Industries and the Guarantors.

Optional Redemption

Prior to April 1, 2011, Ply Gem Industries may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 111.75% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after the redemption.

In addition, not more than once during any twelve-month period, Ply Gem Industries may redeem up to $70.0 million of the Notes at a redemption price equal to 103% of the aggregate amount of the Notes, plus accrued and unpaid interest, if any.

At any time on or after April 1, 2011, Ply Gem Industries may redeem the Notes, in whole or in part, at declining redemption prices set forth in the Indenture and the Notes, plus, in each case, accrued and unpaid interest, if any, to the redemption date.

Change of Control

Upon the occurrence of specified change of control events, Ply Gem Industries may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any.

Following any such offer to purchase, under certain circumstances, prior to April 1, 2011, Ply Gem Industries may redeem all, but not less than all, of the Notes not tendered in such offer at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

In addition, if Ply Gem Industries experiences a change of control prior to April 1, 2011, it may redeem all, but not less than all, of the Notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium.

Certain Covenants

The Indenture includes certain customary covenants that, subject to significant exceptions, limit the ability of Ply Gem Industries and its subsidiaries to, among other things, incur debt, pay dividends, make loans or investments, sell assets, incur certain liens, enter into transactions with affiliates and consolidate, merge or sell all or substantially all of their assets.  These covenants generally do not restrict the Company or any of its subsidiaries that are not Ply Gem Industries’ subsidiaries.

Registration Rights; Additional Interest

Under the Registration Rights Agreement, Ply Gem Industries and the Guarantors agreed to:

•
file an exchange offer registration statement within 180 days after the issue date of the Notes enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Notes;

•	use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act of 1933 within 240 days after the issue date of the Notes;

•	complete the exchange offer within 280 days after the issue date of the Notes; and

•
use commercially reasonable efforts to file a registration statement for the resale of the Notes if they cannot complete an exchange offer within the time periods listed above and in certain other circumstances.

Ply Gem Industries will be required to pay additional interest on the Notes if it fails to comply with its obligations under the Registration Rights Agreement within the specified time periods.

Senior Secured Asset-Based Revolving Credit Facility

General

On June 9, 2008, Ply Gem Industries, the Guarantors and CWD entered into a senior secured asset-based revolving credit agreement (the “ABL Facility”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”), as sole lead arranger and sole bookrunner and as administrative agent (the “Administrative Agent”), General Electric Capital Corporation, as collateral agent (the “Collateral Agent”), and a syndicate of financial institutions and institutional lenders.

Structure

The ABL Facility provides for revolving credit financing of up to $135.0 million subject to borrowing base availability, with a maturity of five years, including sub-facilities for letters of credit, swingline loans and borrowings in Canadian dollars and United States dollars by CWD.  In addition, the ABL Facility provides that the revolving commitments may be increased to $200.0 million, subject to certain terms and conditions.  Until the Administrative Agent and Collateral Agent under the ABL Facility have completed a collateral audit, availability under the ABL Facility is limited to $75.0 million.

The borrowing base at any time equals the sum (subject to certain eligibility requirements, reserves and other adjustments) of:

•	85% of the net amount of eligible receivables; and

•	85% of the net orderly liquidation value of eligible inventory.

The ABL Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.  A portion of the credit facility consists of a facility available to CWD in United States or Canadian dollars.

All borrowings under the ABL Facility will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest and Fees

Borrowings under the ABL Facility bear interest at a rate per annum equal to, at Ply Gem Industries’ option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Credit Suisse and (2) the federal funds effective rate plus 0.5% or (b) a Eurodollar rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the ABL Facility is 2.00% for base rate loans and 3.00% for Eurodollar rate loans. The applicable margin for borrowings under the ABL Facility will be subject to step ups and step downs based on average excess availability under that facility. Swingline loans will bear interest at a rate per annum equal to the base rate plus the applicable margin. In addition to paying interest on outstanding principal under the ABL Facility, Ply Gem Industries is required to pay a commitment fee, in respect of the unutilized commitments thereunder, which fee will be determined based on utilization of the ABL Facility (increasing when utilization is low and decreasing when utilization is high).  Ply Gem Industries must also pay customary letter of credit fees equal to the applicable margin on Eurodollar loans and agency fees.

Term

The ABL Facility has an initial term of five years.  However, the ABL Facility will mature on October 15, 2011 if Ply Gem Industries’ existing Senior Subordinated Notes due 2012 are not refinanced by such date.

Mandatory repayments

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, Ply Gem Industries will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the ABL Facility is less than 15% of the commitments or certain events of default have occurred, Ply Gem Industries will be required to deposit cash from its material deposit accounts (including all concentration accounts) daily into a collection account controlled by the administrative agent under the ABL Facility, which will be used to repay outstanding loans and cash collateralize letters of credit.

Voluntary repayment

Ply Gem Industries may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to Eurodollar loans.

Amortization and final maturity

There is no scheduled amortization under the ABL Facility.  All outstanding loans under the facility are due and payable in full on the fifth anniversary of the closing date (or October 15, 2011 if the existing Senior Subordinated Notes due 2012 of Ply Gem Industries are not refinanced by such date).

Security and Guarantees

All obligations under the ABL Facility are unconditionally guaranteed by substantially all of Ply Gem Industries’ existing and future, direct and indirect, wholly-owned domestic subsidiaries, and in any event by all subsidiaries that guarantee the Notes. All obligations under the ABL Facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Ply Gem Industries and the Guarantors, including:

•	a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, deposit accounts, and certain related assets and proceeds of the foregoing; and

•
a second-priority security interest in, and mortgages on, substantially all of Ply Gem Industries’ material owned real property and equipment and all assets that secure the Notes on a first-priority basis.

The obligations of CWD, which is a borrower under the Canadian sub-facility under the ABL Facility will be secured by a first-priority security interest in substantially all of the assets of such Canadian subsidiary and by Ply Gem Industries’ and the Guarantors’ assets on the same basis as borrowings by Ply Gem Industries are secured under the ABL Facility, plus additional mortgages in Canada, and a pledge by Ply Gem Industries of the remaining 35% of the equity interests of CWD pledged only to secure the Canadian sub-facility.

Covenants

The ABL Facility requires that if excess availability is less than 15% of the commitments, Ply Gem Industries must comply with a minimum fixed charge coverage ratio test and certain other covenants. In addition, the ABL Facility includes covenants that, subject to significant exceptions, limit Ply Gem Industries’ ability and the ability of the Company and Ply Gem Industries’ subsidiaries to, among other things, incur debt, incur liens and engage in sale leaseback transactions, make investments and loans, pay dividends, engage in mergers, acquisitions and asset sales, prepay certain indebtedness, including the Notes, amend the terms of certain material agreements, enter into agreements limiting subsidiary distributions, engage in certain transactions with affiliates and alter the business that Ply Gem Industries’ conducts.

Events of Default

The ABL Facility contains events of default customary for financings of this type, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Facility to be in full force and effect and changes of control.  If such an event of default occurs, the lenders under the ABL Facility would be entitled to take various actions, including the acceleration of amounts due under the ABL Facility and, subject to the Intercreditor Agreement, all actions permitted to be taken by a secured creditor.

Certain of the agents and lenders or their affiliates have provided services to the Company and its affiliates from time to time, including acting as agents or lenders under our Existing Credit Facility (as defined below) and as initial purchasers of the Notes.

Item 1.02                      Termination of a Material Definitive Agreement.

On June 9, 2008, Ply Gem Industries and CWD used the proceeds from the offering of the Notes and a portion of the initial borrowing of $40.0 million under the ABL Facility to repay all of the outstanding indebtedness (including all accrued interest and premiums) under the Fifth Amended and Restated Credit Agreement, dated April 5, 2007 (as amended effective May 27, 2008, the “Existing Credit Facility”), among Ply Gem Industries, CWD, the Company, the subsidiary guarantors party thereto, the lenders party thereto, UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners, and UBS AG, Stamford Branch, as administrative agent.  The Existing Credit Facility was terminated upon the repayment of the outstanding indebtedness.

In connection with the prepayment of the indebtedness, Ply Gem Industries paid a premium of 1.0% of the amount outstanding under the term loan facility portion of the Existing Credit Facility.  The aggregate amount paid by Ply Gem Industries in connection with the Existing Credit Facility was $706,349,754.86, which includes the required prepayment premium.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01 above, which discussion is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Company Name: PLY GEM HOLDINGS, INC.

Dated: June 13, 2008	By:	/s/ Gary E. Robinette
Name: Gary E. Robinette
Title: President and Chief Executive Officer